Exhibit 32

Certification Pursuant to Section 13 U.S.C. Section 1350
(As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Report”) by Kirby Corporation (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSEPH H. PYNE
Joseph H. Pyne
President and Chief Executive Officer

/s/ NORMAN W. NOLEN
Norman W. Nolen
Executive Vice President, Treasurer and Chief Financial Officer

Dated: May 4, 2007